Exhibit 99.1

ULTICOM
                                                Contact: Chris Tunnard
                                                         Ulticom Inc.
                                                         1020 Briggs Rd.
                                                         Mount Laurel, NJ 08054
                                                         856-787-2972


                  ULTICOM REQUESTS FILING EXTENSION FROM NASDAQ

Mount Laurel, NJ, August 7, 2006 -- Ulticom, Inc. (NASDAQ: ULCM) today announced that the Company has submitted a request to the NASDAQ Listing Qualifications Panel for an additional extension of the deadline for the Company to regain compliance with the NASDAQ continued listing requirements related to the filing of SEC reports. As previously announced on June 28, 2006, the Panel granted the Company's request for continued listing subject to the requirement that the Company file its Annual Report on Form 10-K for the fiscal year ended January 31, 2006, by August 18, 2006, and its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2006, by no later than September 1, 2006. In its request for an additional extension, the Company requested that the Panel grant the Company until September 25, 2006 to file both of these reports

As previously disclosed, the Company did not file its Form 10-K for the fiscal year ended January 31, 2006 and Form 10-Q for the quarter ended April 30, 2006 due to the ongoing review by its Audit Committee of its stock option grants and the completion of a review by the Company's majority shareholder, Comverse Technology, Inc., ("Comverse"), of Comverse's stock option grants, some of which affect the Company's financial statements. The Company's Audit Committee has completed its investigation, and the Company is awaiting the receipt of Comverse's definitive findings and conclusions regarding the measurement dates of the Comverse stock option grants prior to completing its restatement of previously reported financial statements. The Company believes that it will be able to file its Form 10-Q Quarterly Report for the quarter ended April 30, 2006, as well as its Form 10-K Annual Report for the year ended January 31, 2006 by September 25, 2006. There can be no assurance that the Panel will grant the extension or that the Company's securities will remain listed on The NASDAQ Stock Market.

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The Company intends to announce the Panel's decision promptly after it receives written notice of such decision.

ABOUT ULTICOM, INC.

Ulticom provides service essential signaling solutions for wireless, wireline, and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy mobility, location, payment, switching, and messaging services. Traded on NASDAQ as ULCM, Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe, and Asia. For more information, visit www.ulticom.com.


Note: This release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the Audit Committee's review of matters relating to the Company's stock option awards, including but not limited to the accuracy of the stated grant dates of option awards and whether proper corporate procedures were followed in connection with such awards; the results of Comverse's review of its stock option awards as applicable to employees of the Company; the impact of any restatement of the financial statements of the Company or other actions that may be taken or required as a result of such reviews; the Company's inability to file required reports with the Securities and Exchange Commission; the risks of dealing with potential claims and proceedings that may be commenced concerning such matters; risks associated with the Company's inability to meet requirements of the NASDAQ Stock Market for continued listing of the Company's shares; risks of litigation and of governmental investigations or proceedings arising out of or related to the Company's stock option grants or any restatement of the financial statements of the Company; risks associated with the development and acceptance of new products and product features; risks associated with the Company's dependence on a limited number of customers for a significant percentage of the Company's revenues; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; aggressive competition may force the Company to reduce prices; risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of the business and with increased expenditures; risks associated with holding a large proportion of the Company's assets in cash equivalents and short-term investments; risks associated with the Company's products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with dependence on sales of the Company's Signalware products; risks associated with future networks not utilizing signaling systems and protocols that the Company's products are designed to support; risks associated with the products having long sales cycles and the limited ability to forecast the timing and amount of product sales; risks associated with the integration of the Company's products with those of equipment manufacturers and application developers and the Company's ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with the Company's reliance on a limited number of independent manufacturers to manufacture boards for the Company's products and on a limited number of suppliers for board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others


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infringing on the Company's intellectual property rights and the inappropriate use by others of the Company's proprietary technology; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All such documents are available through the SEC's website at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.
















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